UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2010
PHOENIX TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17111	04-2685985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 17, 2010, Phoenix Technologies Ltd. (the “Company”) issued a press release announcing its entry into a definitive merger agreement with affiliates of Marlin Equity Partners (“Marlin”) pursuant to which Marlin will acquire all outstanding shares of the Company’s common stock for approximately $139 million in total consideration. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) The following documents are filed as exhibits to this report:

Item No.	Exhibit
99.1	Press Release issued by Phoenix Technologies Ltd., dated August 17, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2010	PHOENIX TECHNOLOGIES LTD.
	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary